Exhibit 10.1

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made and entered into as of February 28, 2005, by and between Pier 1 Imports, Inc., on behalf of the applicable wholly owned employing subsidiary (hereinafter "Pier 1") and Gregory
S. Humenesky (the "Executive").

         Pier 1 desires to retain the services of Executive as its Executive Vice President, Human Resources; and

         Pier 1 and Executive wish to enter into this Agreement to set forth the terms and conditions of the employment relationship between Pier 1 and the Executive;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Term. The Executive's term of employment (the "Term") under this Agreement shall begin on February 28, 2005, and subject to earlier termination as provided for in Paragraph 5 of this Agreement, shall continue through and including February 29, 2008. As of February 29, 2008, if the parties do not agree in writing to renew this Agreement or to enter into a new written Agreement, the Term and the Executive's employment hereunder shall either immediately terminate, if either party so desires, or if the Executive's employment continues thereafter, it shall continue solely on an at-will basis such that either party may terminate the Executive's employment hereunder at any time for any reason.

         2. Position and Duties. During the Term, the Executive shall be employed by Pier 1 as its Executive Vice President, Human Resources and shall report directly to Pier 1's Chief Executive Officer or such other officer to whom Executive Vice Presidents report. The Executive shall perform all duties incident to the position of Executive Vice President, Human Resources as well as any other duties as may be assigned from time to time by the Chief Executive Officer or his designee.

         3. Exclusive Services and Best Efforts. During the Term, the Executive shall devote his best efforts, energies, and skills to the discharge of his duties and responsibilities attributable to his position, and to this end he shall devote his full time and attention exclusively to Pier 1's business and affairs, provided that, with the express written permission of Pier 1's Chief Executive Officer, the Executive may serve or participate in activities on behalf of non-profit entities. The Executive shall not engage in any other activity or own any other interest that may conflict with Pier 1's interests or that may interfere with his responsibilities to Pier 1 and the performance of his duties hereunder. The Executive shall not take personal advantage of any business opportunities that arise during the Term that may benefit Pier 1. The Executive shall promptly report all material facts regarding such opportunities to Pier 1's Chief Executive Officer. The Executive shall at all times abide by all Pier 1 Bylaws, policies, practices, procedures, and rules.

         4. Base Salary. During the Term, Pier 1 shall pay the Executive a base salary at the rate of Two Hundred Seventy Thousand Dollars ($270,000) per year, less withholdings and deductions required by law (the "Base Salary"). The Base Salary shall be payable in equal installments at such payment intervals as are in accordance with Pier 1's standard payroll practices. The Executive's Base Salary may at the discretion of Pier 1 be adjusted higher during the Term after the Executive's performance is reviewed pursuant to Pier 1's customary annual performance reviews. It is anticipated that the Executive's first annual performance review will be conducted in April 2006.

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         5. Termination of Employment. The Term and the Executive's employment hereunder shall terminate upon the occurrence of any of the following:

                  a. Death or Disability. The Term shall immediately terminate if the Executive dies or if because of the Executive's illness, injury, or other disability, the Executive is unable to perform the essential functions of his job with or without reasonable accommodations;

                  b. Without Cause. Pier 1 may terminate the Executive's employment hereunder without "Cause" by providing the Executive written notice of such termination and such termination shall become effective immediately upon providing such written notice;

                  c. With Cause. Pier 1 may immediately terminate the Executive's employment hereunder with "Cause" upon its providing the Executive written notice of the reasons for the termination;

                  d. The Executive's Resignation Due to Pier 1's Breach. The Executive may immediately resign his employment hereunder by providing Pier 1 written notice of the reasons for the resignation if Pier 1 commits any of the following material breaches of this Agreement:

                                    (i)     Pier 1 fails to pay or reduces the
                                            Executive's Base Salary;

                                    (ii)    Pier 1 fails to pay the Executive
                                            the Special Bonus when due;

                                    (iii)   Pier 1 materially changes the
                                            Executive's duties or
                                            responsibilities that results in the
                                            Executive not having duties and
                                            responsibilities substantially
                                            equivalent to or greater than those
                                            exercised by the Executive
                                            immediately prior to the change; or

                                    (v)     Pier 1 transfers the Executive to a
                                            location outside Fort Worth, Texas.

                  e. The Executive's Resignation for Other than Pier 1's Breach. The Executive may resign his employment hereunder for any reason (other than for the reasons specified in subparagraph 5.d.) by providing Pier 1 thirty (30) days' advance written notice of such resignation, which resignation will become effective at the end of the 30-day notice period;

                  f. "Cause" Defined. For purposes of subparagraphs 5.b. and 5.c., "Cause" shall mean any of the following conduct:

                                    (i)     the Executive is convicted of a
                                            felony, enters a plea of nolo
                                            contendere (no contest) to a felony
                                            indictment or charge, or obtains
                                            deferred adjudication following a
                                            felony indictment or charge;

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                                    (ii)    the Executive engages in any act of
                                            material fraud, theft, unethical
                                            business practices, or any other
                                            material misconduct detrimental to
                                            Pier 1's best interests, including
                                            but not limited to violations of any
                                            written Pier 1 policy prohibiting
                                            misconduct; or

                                    (iii)   disloyalty by the Executive,
                                            including without limitation aiding
                                            a competitor, misappropriating a
                                            material opportunity of Pier 1, or
                                            securing a personal benefit in
                                            connection with a transaction made
                                            on behalf of Pier 1 without fully
                                            disclosing the personal benefit to
                                            Pier 1;

                                    (iv)    the Executive fails to obey the
                                            orders of Pier 1's Chief Executive
                                            Officer or such other senior Pier 1
                                            officer designated by the Chief
                                            Executive Officer or another senior
                                            officer to whom Executive Vice
                                            Presidents report;

                                    (v)     the Executive fails to fully
                                            cooperate in any investigation
                                            conducted by Pier 1;

                                    (vi)    other than for the reasons specified
                                            in subparagraph 5.a., the Executive
                                            fails to substantially perform his
                                            duties hereunder, and such failure
                                            continues more than two (2) full
                                            calendar weeks after Pier 1 provides
                                            the Executive with written notice
                                            specifying in reasonable detail the
                                            manner of nonperformance; provided,
                                            however, that no notice and
                                            opportunity to cure by the Executive
                                            shall be required if the
                                            nonperformance is the same or
                                            substantially similar to that
                                            described in a previous notice; or

                                    (vii)   the Executive breaches this
                                            Agreement.

         6. Effect of Termination.

                  a. If the Term and the Executive's employment hereunder terminate pursuant to subparagraphs 5.a., 5.c., or 5.e. hereof, then the Executive shall solely be entitled to receive upon his termination:

                           (i) all Base Salary that is accrued and unpaid as of the termination date;

                           (ii) all payments or reimbursements due with respect to accrued and unpaid expenses incurred by the Executive prior to the termination date;

                           (iii) all unpaid accrued and vested benefits due under the express written terms of any Pier 1 benefit plan or program in which the Executive was then a participant; and

                           (iv) the right pursuant to and in accordance with COBRA to continue coverage under Pier 1's group health plan.

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                  b.       If the Term and the Executive's employment hereunder
                           terminate pursuant to subparagraphs 5.b. or 5.d. hereof, then the Executive shall solely be entitled to receive upon his termination:

                           (i) a payment equal to nine (9) months of the Executive's then-Base Salary, which amount shall be paid to the Executive in a lump sum within thirty (30) days of the termination date;

                           (ii) all Base Salary that is accrued and unpaid as of the termination date;

                           (iii) all payments or reimbursements due with respect to accrued and unpaid business expenses incurred by the Executive prior to the termination date;

                           (iv) all unpaid accrued and vested benefits due under and pursuant to the express written terms of any Pier 1 benefit plan or program in which the Executive was then a participant; and

                           (v) the right pursuant to and in accordance with COBRA to continue coverage under Pier 1's group health plan.

         7. Pier 1 Property. Any property, including without limitation computer equipment, software, office equipment, and other tangible or intangible property of any nature whatsoever, that Pier 1 provides the Executive is and at all times shall remain the sole and exclusive property of Pier 1, and the Executive shall have temporary possession of such property only for use during his employment. Such property shall be promptly returned to Pier 1 by the Executive upon the termination of his employment or at any time upon request by Pier 1.

         8. Non-Solicitation. The Executive agrees that during employment by Pier 1 and following his termination of employment up to and through February 29, 2008, except when acting on behalf of Pier 1, the Executive will not, directly or indirectly, in any manner or capacity, induce any person who at any time during the Executive's employment was an employee of Pier 1 to discontinue his or her employment with Pier 1 or to interfere with the business of Pier 1.

         9. Cooperation. The Executive agrees that both during and after his employment, he shall at Pier 1's request render all assistance and perform all lawful acts that Pier 1 considers necessary or advisable in connection with any litigation or threatened litigation involving Pier 1 or any Pier 1 director, officer, employee, shareholder, agent, consultant, or vendor.

         10. Survival of Covenants. Notwithstanding anything contained in this Agreement, upon termination of the Term and the Executive's employment hereunder, the covenants and agreements of the parties contained in Paragraphs 7, 8, 9, 10, 11, and 20 hereof shall survive any termination and shall not lapse.

         11. Enforcement. In the event of a breach or threatened breach by the Executive of the provisions specified in Paragraphs 7, 8, 9, and 10 herein, the Executive acknowledges that Pier 1 will be irreparably harmed and that monetary damages will be insufficient remedy. The Executive therefore consents to enforcement of Paragraphs 7, 9, 9, and 10 by means of temporary or permanent injunction and other appropriate equitable relief in any court of competent jurisdiction in Tarrant County, Texas, in addition to any other remedies Pier 1 may have under this Agreement or otherwise.

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         12. The Executive's Representations. The Executive hereby represents and warrants that he is not a party to any agreement or other legal obligations with any prior employer or entity that restricts the Executive's ability to accept employment with Pier 1. The Executive represents he at no time has divulged or will divulge to or use for Pier 1's benefit any trade secret or confidential or proprietary information of any previous employer.

         13. Applicable Law; Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas. Venue for any action or proceeding concerning the interpretation or enforcement of this Agreement shall lie exclusively with any court of competent jurisdiction in Tarrant County, Texas.

         14. Successors and Assigns. Neither this Agreement nor any of the Executive's rights, powers, duties, or obligations hereunder may be assigned by the Executive. This Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and legal representatives and Pier 1 and its successors. Successors of Pier 1 shall include without limitation any entity or entities that directly or indirectly acquire all or substantially all of Pier 1's assets, whether by merger, consolidation, purchase, lease, or otherwise.

         15. Waiver of Default. Any waiver by either party of a breach of any provision in this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

         16. Modification. No amendment or modification of this Agreement shall be valid or effective unless in writing and signed by the Executive and Pier 1's Chief Executive Officer.

         17. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and either hand-delivered, sent by facsimile, or mailed by certified mail, return receipt requested, to the other party. All such communications from the Executive to Pier 1 shall be delivered or sent to Pier 1's Chief Executive Officer.

         18. Headings. The section headings herein are for convenience only and shall not be used in interpreting or construing this Agreement.

         19. Construction. This Agreement shall be construed without regard to which party authored the Agreement.

         20. WAIVER OF JURY TRIAL. PIER 1 AND THE EXECUTIVE ACKNOWLEDGE THAT ANY DISPUTE THAT MAY ARISE OUT OF THIS AGREEMENT WILL INVOLVE COMPLEX AND DIFFICULT FACTUAL AND LEGAL ISSUES. CONSEQUENTLY, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO ANY DISPUTE CONCERNING THE EXECUTIVE'S DISCONTINUANCE OF EMPLOYMENT), WHETHER BASED UPON CONTRACT, TORT, STATUTE, OR OTHERWISE. THE PARTIES HEREBY AGREE THAT ANY PROCEEDING BETWEEN THEM ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION IN TARRANT COUNTY, TEXAS, SITTING WITHOUT A JURY. THE PARTIES AGREE THAT EITHER OF THEM MAY FILE THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE PARTIES' KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT THAT THE PARTIES IRREVOCABLY HAVE AGREED TO WAIVE TRIAL BY JURY.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                             PIER 1 IMPORTS, INC., on behalf of
                             the applicable wholly owned employing subsidiary:

                             By:   /s/ J. Rodney Lawrence
                                   ------------------------------------

                             Name:  J. Rodney Lawrence
                                   ------------------------------------

                             Title:  Executive Vice President and Secretary
                                   ------------------------------------


                             THE EXECUTIVE:


                             /s/ Gregory S. Humenensky
                             -------------------------
                             Gregory S. Humenesky